                                                                   EXHIBIT 10.26


                        EXIM GUARANTEED LOAN AGREEMENT
                        ------------------------------


     THIS EXIM GUARANTEED LOAN AGREEMENT, dated as of June 15, 1996 (this "Agreement"), is between SCIENTIFIC MEASUREMENT SYSTEMS, INC., a Texas corporation ("Borrower"), and WELLS FARGO HSBC TRADE BANK, N.A., a national banking association ("Lender").


                               R E C I T A L S :

     Borrower has requested that Lender extend credit to Borrower in the form of a line of credit guaranteed by Eximbank in the amount of $1,250,000.00. Lender is willing to make such extension of credit to Borrower upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     Section 1.01. Definitions. As used in this Agreement, the following terms
                   -----------
have the following meanings:

     "Adjusted Letter of Credit Liabilities" means an amount equal to seventy-
      -------------------------------------
five percent (75%) of the Letter of Credit Liabilities.

     "Advance" means an advance of funds by Lender to Borrower pursuant to
      -------
Article II.

     "Advance Request Form" means a certificate, in substantially the form of
      --------------------
Exhibit "E" hereto, fully completed and executed by Borrower requesting an Advance.

     "Application for Letter of Credit" means an Application and Agreement for
      --------------------------------
Standby Letter of Credit in substantially the form of Exhibit "G" hereto.

     "Borrower Agreement" means that certain Export-Import Bank of the United
      ------------------
States Working Capital Guarantee Program Borrower Agreement executed by Borrower in substantially the form of Exhibit "D" hereto, as the same may be, amended, supplemented, or modified.

     "Borrowing Base" means, at any particular time, the sum of (a) ninety
      --------------
percent (90%) of Eligible Accounts, plus (b) seventy percent (70%) of Eligible Inventory.

     "Borrowing Base and No Default Certificate" means a certificate in the form
      -----------------------------------------
of Exhibit "F" hereto, fully completed and executed by Borrower.

     "Bridgestone-Japan" means Bridgestone LTD and its successors and assigns.
      -----------------

     "Bridgestone-Japan Contract" means Purchase Order No. 1713260 between
      --------------------------
Bridgestone-Japan and Borrower.

     "Business Day" means any day on which commercial banks are not authorized
      ------------
or required to close in Houston, Texas.

     "Closing Date" means the date on which this Agreement has been executed and
      ------------
delivered by the parties hereto and the conditions set forth in Section 5.01 have been satisfied.

     "Collateral" has the meaning specified in Section 4.01.
      ----------

     "Commitment" means the obligation of Lender to make Advances and issue
      ----------
Letters of Credit hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $1,250,000.00.

     "Consent, Release and Waiver Letter" means the letter in the form of
      ----------------------------------
Exhibit "H," hereto, executed by Frost Bank.

     "Continental Tire-Germany" means Continental AG and its successors and
      ------------------------
assigns.

     "Continental Tire-Germany Contract" means Purchase Order No.
      ---------------------------------
4TO65147/01/444 between Continental Tire-Germany and Borrower.

     "Contract Collateral" means the following arising from or relating to the
      -------------------
Contracts: (a) accounts, accounts receivable, contract rights and general intangibles, (b) inventory, including raw materials, work-in-process, finished goods and other tangible property, (c) chattel paper, documents, instruments, general intangibles and patents, and (d) all products and proceeds thereof, all whether now owned or hereafter acquired.

     "Contract Parties" means Continental Tire-Germany, Bridgestone-Japan, EDMZ-
      ----------------
Switzerland and Fiat-Italy.

     "Contracts" means the Bridgestone-Japan Contract, the Continental Tire-
      ---------
Germany Contract, the EDMZ-Switzerland Contract and the Fiat-Italy Contract.

     "Debt" means for Borrower (a) all indebtedness, whether or not represented
      ----
by notes, bonds, debentures, securities or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, and (e) all indebtedness secured by a Lien existing on property owned, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.



     "Default Rate" shall mean the lesser of (a) the sum of the Prime Rate plus
      ------------
five percent (5%) or (b) the Maximum Rate.

     "Disbursement Request-Continental Tire" means a certificate, in
      -------------------------------------
substantially the form of Exhibit "I" hereto, fully completed and executed by Borrower requesting a disbursement from the Payment Account-Continental Tire.

     "Disbursement Request-Main" means a certificate, in substantially the form
      -------------------------
of Exhibit "J" hereto, fully completed and executed by Borrower requesting a disbursement from the Payment Account-Main.

     "Dollars" and "$" means currency of the United States of America which is
     --------       -
at the time of payment legal tender for the payment of public and private debts in the Untied States of America.

     "EDMZ-Switzerland"  means  Swiss  Federal Labs for Materials, Testing and
      ----------------
Research and its successors and assigns.

     "EDMZ-Switzerland Contract" means Purchase Order No. 23U50346 between EDMZ-
      -------------------------
Switzerland and Borrower.

     "Eligible Accounts" means the accounts receivable of Borrower arising from
      -----------------
the Contracts that (a) have not been outstanding more than thirty (30) days past the date when due, (b) are payable by wire transfer to the applicable Payment Account, (c) require no further act on the part of Borrower to make such accounts receivable payable by the Contract Parties, (d) meet all the requirements of the Borrower Agreement, (e) are not shipped on consignment, (f) are not unbilled, and (g) are not subject to any defense or claim with respect to the payment thereof; provided, however, that there shall be subtracted from Eligible Accounts the amount of any advance payments made on such accounts receivable.

     "Eligible Inventory" means, at any time, all inventory of raw materials,
      ------------------
work in process, and finished goods then owned by (and in the possession or under the control of) Borrower related to or consisting of items to be sold under the Contracts valued at the lower of actual cost or fair market value (including cost of work-in-process inventory valued in accordance with GAAP and labor costs associated with the projects), and which satisfies all the provisions and requirements of the Borrower Agreement; provided, however, that there shall be subtracted from Eligible

Inventory the amount of any advance payments made on such inventory. Eligible Inventory shall not include (a) inventory with respect to which a claim exists disputing Borrower's title to or right to possession of such inventory, and (b) inventory that does not satisfy all the requirements and provisions of the Borrower Agreement.

     "Environmental Laws" means any and all federal, state and local laws,
      ------------------
regulations, and requirements pertaining to health, safety, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any of its properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

     "Event of Default" has the meaning specified in Section 8.01.
      ----------------

     "Eximbank" means the Export-Import Bank of the United States, an
      --------
organization owned by the government of the United States of America.

     "EXIM Guaranty" means that certain Working Capital Guarantee No.
      -------------
____________ issued under Master Guarantee Agreement No. CA-MGA-96-017, dated as of April l1, 1996, between Lender and Eximbank and the annexes thereto, copies of which are attached hereto as Exhibit "C," as the same may be amended, supplemented, extended or modified.

     "EXIM Application Fee" means the fee in the amount of $100,00 payable in
     ---------------------
connection with Borrower's application to Eximbank.

     "EXIM Guaranty Fee" means the fee payable in consideration of the issuance
      -----------------
of the EXIM Guaranty an amount equal to one and one-half percent (1 1/2%) of the amount of the Commitment.

     "Fiat-Italy" means Fiat SpA and its successors and assigns.
      ----------

     "Fiat-Italy Contract" means Purchase Order No, 60681/71 between Fiat-Italy
      -------------------
and Borrower.

     "Frost Bank" means Frost National Bank.

     "Frost Bank Debt" means Debt of Borrower to Frost Bank in a principal
      ---------------
amount which does not exceed $85,000.00 and which Debt is secured only by Borrower's domestic accounts receivable.

     "GAAP" means generally accepted accounting principles, applied on a
      ----
consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question, Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     "Hazardous Substance" means any substance, product, waste, pollutant,
      -------------------
material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

     "Letter of Credit" means any standby letter of credit issued by Lender for
      ----------------
the account of Borrower pursuant to Article II.

     "Letter of Credit Liabilities" means, at any time, the aggregate face
      ----------------------------
amounts of all outstanding Letters of Credit.

     "Letter of Credit Retained Amount" is defined in Section 7.1 7.
      --------------------------------

     "Lien" means any lien, mortgage, security interest, tax lien, financing
      ----
statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Loan Documents" means this Agreement and all promissory notes, security
      --------------
agreements, assignments, guaranties, borrower agreements and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

     "Maximum Rate" means the maximum rate of nonusurious interest permitted
      ------------
from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

     "Note" means the promissory note executed by Borrower payable to the order
      ----
of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

     "Obligated Party" means any Person who is or becomes a party to any
      ---------------
agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

     "Obligations" means all obligations, indebtedness, and liabilities of
      -----------
Borrower to Lender, now existing under this Agreement or the other Loan Documents or hereafter arising under this Agreement and the other Loan Documents, including, without limitation, all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

     "Other Lender Liens" means first priority security interests of Frost Bank
      ------------------
in certain portions of the Collateral consisting only of domestic accounts receivable and which do not arise f rom. or relate in any way to the Contracts. The Other Lender Liens shall not include any liens or security interests in the Contract Collateral.

     "Payment Account-Continental" means Account No, 1000786829 at Lender held
      ---------------------------
in the name of and under the control of Lender into which payments on the Continental Tire-Germany Contract are to be made by Continental Tire-Germany by wire transfer.

     "Payment Account-Main" means Account No, 1000786941 at Lender held in the
      --------------------
name of and under the control of Lender into which payments on the Contracts (other than the Continental Tire-Germany Contract) are to be made by the Contract Parties (other than Continental Tire) by wire transfer.

     "Payment Accounts" means the Payment Account-Continental and the Payment
      ----------------
Account-Main.

     "Permitted Liens" means (a) Liens in favor of Lender, (b) the Other Lender
      ---------------
Liens, (c) Liens securing Debt permitted by Section 7,10, (d) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of Borrower to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use,
(e) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established, and (f) Liens of mechanics, materialmen, warehousemen, carriers or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business.

     "Person" means any individual, corporation, business trust, association,
      ------
company, partnership, joint venture, governmental authority, or other entity.

     "Prime Rate" means that variable rate of interest per annum. established
      ----------
by Lender from time to time as its prime rate which shall vary from time to time. Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Security Agreement" means the Security Agreement executed by Borrower in
      ------------------
favor of Lender in substantially the form of Exhibit "B" hereto, as the same may be amended, supplemented, or modified.

     "Termination Date" means 11:00 a.m., Houston, Texas time on June 15, 1997
      ----------------
or such earlier date on which the Commitment terminates as provided in this Agreement.

     Section 1.02.  Other Definitional Provisions. All definitions contained in
                    -----------------------------
this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.


                                  ARTICLE II

                                   Advances
                                   --------

     Section 2.01.  Advances.  Subject to the terms and conditions of this
                    --------
Agreement, Lender agrees to make one or more Advances to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount up to but not exceeding the Commitment; provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (a) the Commitment minus the Adjusted Letter of Credit Liabilities or
(b) the Borrowing Base minus the Adjusted Letter of Credit Liabilities. Each Advance shall satisfy all the provisions and requirements of the Borrower Agreement. No Advance shall be made after the Availability Date (as defined in the EXIM Guaranty Agreement). No Advance shall be made with respect to the Continental Tire-Germany Contract except as provided in Section 7.17(c). Lender shall not make any Advances if making any such Advance would violate the EXIM Guaranty. Lender may refuse to make any Advances if the EXIM Guaranty is not in full force and effect in any manner. Subject to the foregoing limitations and the terms and provisions of this Agreement, Borrower may borrow, repay and reborrow hereunder.

     Section 2.02. The Note.  The obligation of Borrower to repay the Advances
                   --------
shall be evidenced by the Note executed by Borrower, payable to the order of Lender, in the principal amount of the Commitment.

     Section 2.03. Mandatory Prepayment with Proceeds of Contracts; Repayment of
                   -------------------------------------------------------------
Advances. Borrower shall repay the Advances within one Business Day of the date
--------
on which Borrower receives a payment under any Contract in a principal amount equal to the principal amount of such Contract payment plus accrued interest on the principal amount so paid, except that the provisions of this sentence shall not apply to payments under the Continental Tire-Germany Contract. Such payments shall be made as provided in Section 7.17(b), Borrower shall also pay the unpaid principal amount of all Advances on the earlier of (a) the Termination Date or (b) such other dates on which the Advances are or may be required to be paid pursuant to this Agreement.

     Section 2.04. Interest.  The unpaid principal amount of the Advances shall
                   -------
bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Prime Rate in effect from day to day plus two percent (2.0%), and each change in the rate of interest charged on the Advances shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest shall bear interest at the Default Rate. Accrued and unpaid interest on the Advances shall be payable on the first day of each month commencing on July 1, 1996 and on the earlier of the Termination Date or any other date on which the principal amount of the Advances is paid (whether as a result of optional or mandatory prepayment or acceleration).

     Section 2.05.  Requests for Advances.  Borrower shall give Lender notice of
                    ---------------------
each requested Advance at least two (2) Business Days' prior to the date on which Borrower desires funding of such Advance by delivery to Lender of an Advance Request Form fully completed and containing the information required therein, together with the other items required by Section 5.02.

     Section 2.06.  Mandatory Prepayment if Advances Exceed Borrowing Base.  If
                    ------------------------------------------------------
at any time the outstanding principal amount of the Advances plus the Adjusted Letter of Credit Liabilities exceeds the Borrowing Base, Borrower shall promptly prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid, and if no Advances are outstanding, Borrower shall deposit cash with Lender in an amount equal to such excess.

     Section 2.07.  Fees.  On the Closing Date, Borrower shall pay to Lender the
                    ----
EXIM Guaranty Fee and the EXIM Application Fee. Such fees shall be deemed to be fully earned when paid.

     Section 2.08.  Purpose.  The proceeds of the Advances shall be used solely
                    -------
to support the general working capital needs of Borrower with respect to the Contracts. The proceeds of the Advances shall not be used to repay other Debt.

     Section 2.09.  Letters of Credit.  (a) Subject to the terms and conditions
                    -----------------
of this Agreement, Lender agrees to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Adjusted Letter of Credit Liabilities shall not at any time exceed the lesser of (a) the Commitment minus the outstanding Advances, or (b) the Borrowing Base minus the outstanding Advances. Notwithstanding anything to the contrary contained in this Agreement, Lender may issue a Letter of Credit for the benefit of Continental Tire-Germany, and the Borrowing Base coverage provisions of Section 2,09 and the provisions of
Section 2.06 shall not apply to such Letter of Credit if (x) Eximbank specifically approves the issuance of such Letter of Credit without Borrowing Base coverage and (y) such Letter of Credit is issued on a non-operative basis, with a subsequent amendment making the Letter of Credit operative being issued only after an amount equal to the face amount of the Letter of Credit has been transferred into the Payment Account-Continental Tire.

     (b) Each Letter of Credit shall be secured by cash in an amount equal to twenty-five percent (25%) of the face amount of such Letter of Credit as further provided in Section 7.17. In order to satisfy this security requirement, Borrower agrees to maintain an amount equal to twenty-five percent (25%) of the face amounts of all outstanding Letters of Credit in the Payment Account-Continental Tire as further provided in Section 7.17.

     (c) Each Letter of Credit shall have an expiration date which shall not be less than fifteen (15) days prior to the Termination Date and the Availability Date (as defined in the EXIM Guaranty), shall be payable in Dollars, shall have a minimum face amount of $100,000.00, and shall otherwise be satisfactory in form and substance to Lender. Each Letter of Credit shall be issued in connection with a transaction that satisfies all the provisions and requirements of the Borrower Agreement. Lender shall not issue any Letter of Credit if the related transaction is not in full compliance with, or would violate the EXIM Guaranty. Lender may refuse to issue any Letter of Credit if the EXIM Guaranty is not in full force and effect. No Letter of Credit shall require any payment by Lender to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to Lender.

     Section 2.10.  Payments Constitute Advances.  Each payment by Lender
                    ----------------------------
pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Advance by Lender to Borrower under the Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.

     Section 2.11.  Requests for Letters of Credit.  Borrower shall give Lender
                    ------------------------------
notice of each requested Letter of Credit at least three (3) Business Day prior to the date on which Borrower desires that the Letter of Credit be issued by delivery to Lender of an Application for Letter of Credit properly completed and containing the information required therein together with the other items required by Section 5.02.

     Section 2.12.  Letter of Credit Fees.  Borrower shall pay to Lender a
                    ---------------------
letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) one percent (1.0%) per annum of the stated amount of such Letter of Credit, for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed and (b) $300.00.

     Section 2.13.  Obligations Absolute.  The obligations of Borrower under
                    --------------------
this Agreement and the other Loan Documents, including without limitation the obligation of Borrower to reimburse Lender for Advances to pay any drawing under any Letter of Credit, shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

     (a) Any lack of validity or enforceability of any Letter of Credit;

     (b) Any amendment or wavier of or any consent to departure from any Loan Document;

     (c) The existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

     (d) Any statement, draft, or other document presented under any Letter of Credit is proven to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

     (e) Payment by Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit in a manner which is not material.

     Section 2.14.  Limitation of Liability.   Borrower assumes all risks of the
                    -----------------------
acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Lender nor any of its officers or directors shall have any responsibility or liability to Borrower or any other Person for (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by Lender, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsements thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Lender to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Borrower shall have a claim against Lender, and Lender shall be liable to Borrower, to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (i) Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) Lender's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.


                                  ARTICLE III

                                   Payments
                                   --------

     Section 3.01.  Method of Payment.  All payments of principal, interest, and
                    -----------------
other amounts to be made by Borrower under this Agreement, the Note or any other Loan Documents shall be made to Lender at its office at 1000 Louisiana, Houston, Texas 77002 without setoff, deduction, or counterclaim in immediately available funds, Whenever any payment under this Agreement, the Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

     Section 3.02.  Voluntary Prepayment.  Borrower may prepay the Note in whole
                    --------------------
at any time or f rom time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid.

     Section 3.03.  Computation of Interest.  Interest on the indebtedness
                    -----------------------
evidenced by the Note shall be computed on the basis of a year of 360 days and the actual number of day elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                  ARTICLE IV

                                  Collateral
                                  ----------

     Section 4.01.  Collateral.  (a) To secure full and complete payment and
                    ----------
performance of the obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 4.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

          (i) Borrower shall grant to Lender a first priority security interest in the Contract Collateral pursuant to the Security Agreement.

          (ii) Borrower shall grant to Lender a first priority security interest in all of the following, provided that with respect only to Borrower f s domestic accounts receivable, such security interest shall be subject to the Other Lender Liens: (a) accounts, accounts receivable, contract rights and general intangibles, (b) inventory, including raw materials, work-in-process, finished goods and other tangible property, (c) equipment, machinery and fixtures, (d) chattel paper, documents, instruments, general intangibles and patents, and (e) all products and proceeds thereof, all whether now owned or hereafter acquired, pursuant to the Security Agreement.

     (b) To secure full and complete payment and performance of the obligations of Borrower under this Agreement, Lender has obtained the EXIM Guaranty. Borrower agrees to comply with all of the requirements imposed on it, directly or indirectly, by the EXIM Guaranty and the other documents executed in connection therewith, including the Borrower Agreement, and to provide to Lender, when due, all reports, documents and instruments, including purchase orders, invoices and bills of lading required by Lender in connection with the EXIM Guaranty. Borrower agrees in all respects to assist Lender in maintaining the effectiveness of the EXIM Guaranty.

     (c) Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

     Section 4.02.  Setoff.  Upon the occurrence of an Event of Default, Lender
                    ------
shall have the right to set off and apply against the Obligations in such a manner as Lender may determine, at any time and without prior notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower to be applied to the Obligations then due. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Lender may have.



                                   ARTICLE V

                              Conditions Precedent
                              --------------------

     Section 5.01.  Initial Extension of Credit.  The obligation of Lender to
                    ---------------------------
make the initial Advance or issue the initial Letter of Credit is subject to the condition precedent that Lender shall have received on or before the date thereof all of the documents set forth below in form and substance satisfactory to Lender.

          (a) Resolutions - Borrower.  Resolutions of the Board of Directors of
              ----------------------
     Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party.

          (b) Incumbency Certificate - Borrower.  A certificate of incumbency
              ---------------------------------
     certified by the Secretary or an Assistant Secretary of Borrower certifying the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party together with specimen signatures of such officers.

          (c) Articles of Incorporation - Borrower.  The articles of
              ------------------------------------
     incorporation of Borrower certified by the Secretary or an Assistant Secretary of Borrower.

          (d) Bylaws - Borrower.  The bylaws of Borrower certified by the
              -----------------
     Secretary or an Assistant Secretary of Borrower.

          (e) Governmental Certificates - Borrower. Certificates of the
              ------------------------------------
     appropriate government officials of the state of Texas as to the existence and good standing of Borrower.

          (f) Note.  The Note executed by Borrower.
              ----

          (g) Security Agreement.  The Security Agreement; executed by Borrower.
              ------------------

          (h) Financing Statements.  UCC-1 Financing Statements executed by
              --------------------
     Borrower covering the Collateral.

          (i) EXIM Guaranty.  The EXIM Guaranty.
              -------------

          (j) Borrower Agreement.  The Borrower Agreement executed by Borrower.
              ------------------

          (k) Fees.  The EXIM Guaranty Fee and the EXIM Application Fee.
              ----

          (1) Intercreditor Documents.  The following documents executed by
              -----------------------
     Frost Bank (i) the Consent and Waiver Letter, and (ii) UCC-3 financing statements releasing Frost Bank's security interests in the Collateral, except f or the other Lender Liens.

          (m) Contracts and Purchase Orders.  The purchase orders constituting
              -----------------------------
     the Contracts and the contracts related thereto.

          (n) Landlord's Subordination. The Landlord's Subordination executed
              ------------------------
     by Industrial Properties Corporation.

          (o) UCC Search.  A Uniform Commercial Code search showing all
              ----------
     financing statements and other documents or instruments on file against Borrower in the of f ice of the Secretary of State of Texas.

          (p) Attorneys' Fees and Expenses.  Evidence that the costs and
              ----------------------------
     expenses (including reasonable attorneys fees) referred to in Section 10,01, to the extent incurred, have been paid in full by Borrower.

          (q) Additional Documentation.  Such Additional approvals, opinions or
              ------------------------
     documents as Lender may reasonably request.

     Section 5.02.  All Extensions of Credit.  The obligation of Lender to make
                    ------------------------
any Advance or issue any Letter of Credit (including the initial Advance and Letter of Credit) is subject to the Additional condition precedent that not less than two (2) Business Days prior to making such Advance or the issuance of such Letter of Credit Lender shall have received the items set forth below in form and substance satisfactory to Lender.

          (a) Advance Request Form or Application for Letter of Credit.  A fully
              --------------------------------------------------------
     completed and executed Advance Request Form in the case of and Advance or an Application f or Letter of Credit in the case of a Letter of Credit.

          (b) Borrowing Base and No Default Certificate.  A Borrowing Base and
              -----------------------------------------
     No Default Certificate dated as of a current date satisfactory to Lender.

          (c) Fiat-Italy Insurance Coverage.  Prior to any Advance with respect
              -----------------------------
     to which any account receivable arising from the Fiat-Italy Contract is included as an Eligible Account, evidence that the pre-shipment insurance coverage required by the Fiat-Italy Contract has been obtained.

          (d) Other Eximbank Documents.  Other documents which may be required
              ------------------------
     by the EXIM Guaranty.

          (e) Additional Items.  Such other instruments or items as Lender may
              ----------------
     reasonably request.


                                  ARTICLE VI

                        Representations and Warranties
                        ------------------------------

     Section 6.01.  Corporate Existence.  Borrower is a corporation duly
                    -------------------
organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own its assets and carry on their business as now being or as proposed to be conducted. Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party. Borrower has no subsidiaries.

     Section 6.02.  Financial Statements.  Borrower has delivered to Lender
                    --------------------
audited financial statements as at and for the fiscal year ended July 31, 1995, and for the nine (9) month period ended April 30, 1996. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of Borrower as of the respective dates indicated therein and the results of operations for the periods indicated therein. Borrower has no material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements, There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Borrower since the effective date of the most recent financial statements referred to in this Section.

     Section 6.03.  Corporate Action; No Breach.  The execution, delivery, and
                    ---------------------------
performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of Borrower or any law, rule or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in this Agreement) upon any of the revenues or assets of Borrower pursuant to the provisions of any instrument, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or any of its properties is bound.

     Section 6.04.  Operation of Business.  Borrower possesses all licenses,
                    ---------------------
permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.

     Section 6.05.  Litigation and Judgments.  There is no action, suit,
                    ------------------------
investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower that would, if adversely determined, have a material adverse effect on the business. condition (financial or otherwise), operations, prospects or properties of Borrower or the ability of Borrower to pay and perform the Obligations. There are no outstanding judgments against Borrower.

     Section 6.06.  Rights in Properties; Liens.  Borrower has good and
                    ---------------------------
marketable title to or valid leasehold interests in its properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 6.02, and none of the properties, assets or leasehold interests of Borrower is subject to any Lien, except for Permitted Liens and Liens in favor of Lender.

     Section 6.07.  Enforceability.  This Agreement constitutes, and the other
                    --------------
Loan Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

     Section 6.08.  Approvals.  No authorization, approval, or consent of, and
                    ---------
no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

     Section 6.09.  Disclosure.  There is no fact known to Borrower which has a
                    ----------
material adverse effect, or which would in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Borrower that has not been disclosed in writing to Lender.

     Section 6.10.  Compliance with Laws.  Borrower is not in violation in any
                    --------------------
material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator, the effect of which violation would have a material adverse effect on Borrower.

     Section 6.11.  Compliance with Loan Documents.  No Event of Default exists
                    ------------------------------
and no condition which with notice or lapse of time would constitute an Event of Default exists, Borrower is in compliance with the terms of each of the Loan Documents.

     Section 6.12.  Environmental Matters.  Borrower and its properties are in
                    ---------------------
compliance with all applicable Environmental Laws and Borrower is not subject to any liability or obligation for remedial action thereunder. There is no pending or threatened investigation or inquiry by any governmental authority of Borrower or any of its properties pertaining to any Hazardous Substance, There are no Hazardous Substances located on or under any of the properties of Borrower. Borrower has not caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties, Borrower has obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws.


                                  ARTICLE VII

                                   Covenants
                                   ---------

     Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing provided that Lender will not unreasonably withhold such consent.

     Section 7.01. Reporting Requirements, Borrower will deliver to Lender:
                   -------------------------------------------------------

          (a) Annual Financial Statements - Borrower.  As soon as available, and
              --------------------------------------
     in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending July 31, 1996, a copy of the annual audit report of Borrower for such fiscal year containing balance sheets , statements of income, statements of stockholders equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting f orth in comparative form the figures f or the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP.

          (b) Monthly Financial Statements - Borrower.  As soon as available,
              ---------------------------------------
     but not later than thirty (30) days after the end of each month, a copy of an unaudited financial report of Borrower as of the end of such month and for the portion of the fiscal year then ended, containing balance sheets, statements of income and statements of cash flows, in each case setting f orth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the president or chief financial officer of Borrower to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Borrower at the date and for the period indicated therein.

          (c) Borrowing Base and No Default Certificate.  As soon as available,
              -----------------------------------------
     but not later than thirty (30) days after the end of each month, a Borrowing Base and No Default Certificate as of the last day of such month executed by the chief executive officer or the chief financial officer of Borrower.

          (d) Monthly Accounts Receivable Reports.  As soon as available, and in
              -----------------------------------
     any event within thirty (30) days after the end of each month of each fiscal year of Borrower, aged accounts receivable reports for Borrower as of the last day of such month certified by the chief executive officer or the chief financial officer of Borrower.

          (e) Monthly Accounts Payable Reports.  As soon as available, and in
              --------------------------------
     any event within thirty (30) days after the end of each month of each fiscal year of Borrower, aged accounts payable reports for Borrower as of the last day of such month certified by the chief executive officer or the chief financial officer of Borrower.

          (f) Proxy Statements, Etc.  As soon as available, one copy of each
              ---------------------
     financial statement,. report, notice or proxy statement sent by Borrower to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Borrower with any securities exchange or the Securities and Exchange Commission,

          (g) Other Information.  Promptly upon request therefor by Lender,
              -----------------
     other information regarding Borrower or Guarantors as Lender may reasonably request.

     Section 7.02.  Notice of Default and Litigation.  As soon as possible and
                    --------------------------------
in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, Borrower shall deliver to Lender a written notice setting forth the details of such Event of Default or event and the action which Borrower has taken and propose to take with respect thereto. Promptly after the commencement thereof, Borrower will deliver to Lender notice of all actions, suits and proceedings before any court or governmental body affecting Borrower which, if determined adversely to Borrower, would have a material adverse effect on the business, condition (financial or otherwise), operations, prospects or properties of Borrower.

     Section 7.03.  Maintenance of Existence; Conduct of Business.  Borrower
                    ---------------------------------------------
will preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its businesses.

     Section 7.04.  Maintenance of Properties.  Borrower will maintain its
                    -------------------------
assets and properties in good condition and repair.

     Section 7.05.  Inspection; Audits.  At any reasonable time and from time to
                    ------------------
time, but not less than twice in each fiscal year of Borrower, Borrower will permit representatives of the Lender or its authorized agent to (a) examine and make copies of the books and records of, to visit and inspect the properties or assets of Borrower, to discuss the business, operations, and financial condition of Borrower with its officers and with its independent certified public accountants, and (b) inspect and value the Eligible Inventory and to perform a book audit of the Eligible Accounts, Borrower shall pay the cost of two inspections each year of the nature described in clause (b) of the preceding sentence, Borrower will permit representatives of Lender or its agent to inspect the

Collateral at any time during business hours and to monitor the progress of construction and the condition of the Collateral.

     Section 7.06.  Taxes and Claims.  Borrower will pay or discharge at or
                    ----------------
before maturity or before becoming delinquent (a) all taxes, levies, assessments , and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that Borrower shall not be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued.

     Section 7.07.  Insurance.   Borrower will maintain with financially sound
                    ---------
and reputable insurance companies liability insurance and insurance on its property, assets and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses. Each insurance policy covering Collateral shall name Lender as lender loss payee and provide that such policy will not be canceled without thirty (30) days prior written notice to Lender.

     Section 7.08.  Further Assurances.  Borrower will execute and deliver such
                    ------------------
further instruments as may be reasonably requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and the EXIM Guaranty and to preserve and perfect the Liens of Lender in the Collateral.

     Section 7.09.  Mergers, Acquisitions, and Dissolutions.  Borrower will not
                    ---------------------------------------
(a) become a party to a merger, consolidation, partnership or joint venture, (b) purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person,
(c) dissolve or liquidate, (d) create a subsidiary or make any material change in its corporate structure or entity or (e) enter into any agreement to do any of the foregoing, if (i) as a result of any such action or event the Persons who are shareholders of record on the date of this Agreement would cease to own at least fifty-one percent (51%) of the voting stock of Borrower or (ii) an Event of Default exists or would exist immediately following completion of the action or event described in this Section 7.09; provided, however, that Borrower may issue Additional shares of capital stock.

     Section 7.10.  Limitation on Debt.  Borrower will not incur, create, assume
                    ------------------
or permit to exist any Debt except (a) Debt to Lender, (b) accounts payable in the ordinary course of business, (c) Debt arising from the endorsement of instruments for collection in the ordinary course of business, (d) the Frost Bank Debt, (e) other Debt which exists on the date of this Agreement, and (f) Debt which is secured only by security interests which are inferior to Lender's security interest in the Collateral, provided that such Debt cannot be secured by any liens in the Contract Collateral.

     Section 7.11.  Limitation on Liens.  Borrower will not incur, create,
                    -------------------
assume, or permit to exist, any Liens or security interests (a) on the Contract Collateral, other than Liens in favor of Lender or (b) on its other assets other than Permitted Liens.

     Section 7.12.  Disposition of Assets.  Borrower will not sell, lease,
                    ---------------------
assign, transfer, or otherwise dispose of any material portion of its assets, or enter into any agreement to do any of the foregoing, except dispositions of inventory in the ordinary course of business and dispositions of machinery and equipment, provided that the machinery and equipment so disposed is replaced with machinery and equipment of a similar nature and function which has a market value at least equal to the market value of the machinery or equipment so disposed.

     Section 7.13.  Loans and Investments.  Borrower will not make any advance,
                    ---------------------
loan, extension of credit, or capital contribution to or investment in, or purchase, any stock, bonds, notes, debentures, or other securities of any Person, except (a) readily marketable direct obligations of the United States of America, (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of any commercial bank operating in the United States having capital and surplus in excess of $50,000,000.00, and (c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody Investors Service.

     Section 7.14.  Accounting.  Borrower will not make any change in accounting
                    ----------
treatment or reporting practices, except as required by GAAP.

     Section 7.15.  Compliance with Environmental Laws.  Borrower will not (a)
                    ----------------------------------
use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, (b) generate any Hazardous Substance, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

     Section 7.16.  Compliance with EXIM Guaranty.  Borrower will comply with
                    -----------------------------
each and every term, condition and agreement set forth in the EXIM Guaranty and the documents executed in connection therewith, including the Borrower Agreement, and Borrower will ensure that the full benefits of the EXIM Guaranty are maintained while the Commitment or any Obligations are outstanding. Borrower will cooperate fully with Lender in ensuring that each claim payable under the EXIM Guaranty is processed and paid thereunder. Borrower will submit to Eximbank and Lender prior to the time when due all documents and other information required by Eximbank or Lender in order to process and claim under the EXIM Guaranty, Borrower will promptly and fully comply with all requests of Lender related to the EXIM Guaranty.

     Section 7.17.  Matters Related to the Payment Account.  (a) Borrower will
                    --------------------------------------
cause all the Contract Parties to make payment of all amounts payable under the Contracts by wire transfer directly to the applicable Payment Account.

     (b) Lender will apply amounts deposited in the Payment Account-Main by Bridgestone-Japan, EDMZ-Switzerland and Fiat-Italy to pay the principal of and interest on the Advances to which such deposits relate with respect to the Bridgestone-Japan Contract, the EDMZ-Switzerland Contract and the Fiat-Italy Contract. In the event that the amount in the Payment Account-Main is not sufficient to pay the entire principal amount of the related Advance with respect to the applicable Contract (or portion of such any Advance with respect to which payment has been made by a Contract Party as provided in the related Contract) plus interest thereon, immediately upon notice from Lender of such deficiency, Borrower shall deposit into the Payment Account-Main an amount such that there is a sufficient balance in the Payment Account-Main to pay ,the entire principal amount of the related Advance with respect to the applicable Contract (or portion of any such Advance with respect to which payment has been made by a Contract Party as provided in the related Contract) and accrued interest on such Advance or portion thereof. Following each deposit into the Payment Account-Main and each application of such deposit to the Advances as provided in this paragraph (b), Lender shall disburse the remainder of such deposit from the Payment Account-Main to Borrower upon receipt by Lender of a Disbursement Request Form-Main properly completed and acceptable to Lender.

     (c) Lender will disburse amounts deposited in the Payment Account-Continental Tire by Continental Tire-Germany upon receipt by Lender of a Disbursement Request Form-Continental properly completed and acceptable to Lender; provided, however, that Lender will at all times hold in the Payment Account an amount equal to twenty five percent (25%) of all outstanding Letter of Credit Liabilities (such amount is referred to the "Letter of Credit Retained Amount"). Lender will never be required to make a disbursement from the Payment Account-Continental Tire which results in the balance in the Payment Account-Continental Tire being less than the twenty-five percent (25%) of the Letter of Credit Liabilities. Lender shall have no obligation to make any disbursements to Borrower with respect to the Continental Tire Germany Contract except from monies deposited by Continental Tire Germany into the Payment Account-Continental Tire, Upon return by the beneficiary of each Letter of Credit, undrawn, and receipt by Lender of each such undrawn Letter of Credit, Lender shall disburse the Letter of Credit Retained Amount with respect to such returned Letter of Credit to Borrower.

     (d) Borrower hereby grants to Lender a pledge of and a first priority security interest in all monies and funds at any time on deposit in the Payment Accounts.

     Section 7.18.  Purchase Orders.  Borrower agrees that it will not amend the
                    ---------------
Contracts, or any purchase order constituting a Contract, without the prior written consent of Lender if such amendment would result in reduction of the price payable under the Contract or would postpone any payment due by a Contract Party under a Contract.

                                 ARTICLE VIII

                                    Default
                                    -------

     Section 8.01.  Events of Default.  Each of the following shall be deemed an
                    -----------------
"Event of Default":



          (a) Borrower shall fail to pay when due the Obligations or any part thereof.

          (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

          (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Agreement or any other Loan Document.

          (d) Borrower or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

          (e) An involuntary proceeding shall be commenced against Borrower or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

          (f) The EXIM Guaranty shall, in whole or in part, terminate, lapse, or expire or shall cease to be fully enforceable.

          (g) Borrower shall fail to cause the transactions related to the Advances or the Letters of Credit to comply with any covenant or requirement of the EXIM Guaranty or the documents executed in connection therewith, including, without limitation, the Borrower Agreement, or do or fail to do anything which could cause the EXIM Guaranty to cease to be in full force and effect or in any manner reduce the benefits thereof.

     Section 8.02.  Remedies Upon Default.  If any Event of Default shall occur,
                    ---------------------
Lender may do any one or more of the following: (a) .declare the outstanding principal of and accrued and unpaid interest on the Note and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Commitment without notice to Borrower, (c) foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations, (d) exercise its rights under the EXIM Guaranty and (e) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents , by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 8.01(d) or Section 8.01(e), the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Note and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

     Section 8.03.  Performance by Lender.  If Borrower shall fail to perform
                    ---------------------
any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower, In such event, Borrower shall, at the request of Lender, promptly pay any reasonable amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document, except for matters arising from the gross negligence or willful misconduct of Lender.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

     Section 9.01.  Expenses of Lender.  Borrower hereby agrees to pay Lender on
                    ------------------
demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (c) all other reasonable costs and expenses *incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral.

     Section 9.02.  Indemnification.  Borrower hereby indemnities Lender and
                    ---------------
each affiliate thereof and their respective officers, directors, employees . attorneys . and agents f rom, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys I fees) to which any of them may become subject which directly or indirectly arise f rom or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, (c) any breach by Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (d) the presence, release, threatened release, disposal, removal or cleanup of any Hazardous Substance located on, about, within, or affecting any of the assets of Borrower, or (e) any Letter of Credit,



     Section 9.03. Limitation of Liability.  Neither Lender nor any affiliate,
                   -----------------------
officer, director, employee, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, except for claims arising from the gross negligence or willful misconduct of Lender.

     Section 9.04.  No Waiver; Cumulative Remedies.  No failure on the part of
                    ------------------------------
Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     Section 9.05.  Successors and Assigns.  This Agreement is binding upon and
                    ----------------------
shall inure to the benefit of Lender and Borrower and their respective successors and assigns except that Borrower may not assign or transfer any of its rights or obligations under this Agreement or any Loan Document without prior written consent of Lender.

     Section 9.06.  Survival.  All representations and warranties made in this
                    --------
Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 9.01 and 9.02 shall survive repayment of the Note and termination of the Commitment.

     Section 9.07.  Amendment.  The provisions of this Agreement and the other
                    ---------
Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

     Section 9.08.  Maximum Interest Rate.  No provision of this Agreement or of
                    ---------------------
any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to Borrower, In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.



     Section 9.09.  Notices.  All notices and other communications provided for
                    -------
in this Agreement and the other Loan Documents shall be in writing and may be telexed, telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

If to Borrower:     Scientific Measurement Systems, Inc.
                    2210 Denton Drive, Suite 106
                    Austin, Texas 7858
                    Attention: President Telephone No.: 512-837-4712
                    Fax: 512-837-9082

If to Lender:       Wells Fargo HSBC Trade Bank, N.A.
                    1000 Louisiana
                    Houston, Texas 77002
                    Attention:     Don A, Byers
                    Telephone:     713-250-1511
                    Fax: 713-250-6913

     Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Lender pursuant to Article II shall not be effective until received by Lender.

     Section 9.10.  Applicable Law; Venue; Service of Process.  This Agreement
                    -----------------------------------------
shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America, This Agreement has been entered into in Harris County, Texas, Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Harris County, Texas.

     Section 9.11.  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one, and the same instrument.

     Section 9.12.  Severability.   Any provision of this Agreement held by a
                    ------------
court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

     Section 9.13.  Headings.  The headings, captions, and arrangements used in
                    --------
this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 9.14.  Non-Application of Chapter 15 of Texas Credit Code.  The
                    --------------------------------------------------
provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby

     Section 9.15.  ENTIRE AGREEMENT.   THIS AGREEMENT, THE NOTE, AND THE OTHER
                    ----------------
LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                         BORROWER:

                         SCIENTIFIC MEASUREMENT SYSTEMS INC.


                         By:___________________________________________
                              Larry Secrest
                              Chairman



                         LENDER:

                         WELLS FARGO HSBC TRADE BANK, N.A,



                         By:__________________________________________
                              Michael J. McKenzie
                              Senior Vice President

                                LIST OF EXHIBITS

Exhibits                            Document
--------                            --------

   A                                Note

   B                                Security Agreement

   C                                EXIM Guaranty

   D                                Borrower Agreement

   E                                Advance Request Form

   F                                Borrowing Base and No
                                    Default Certificate

   G                                Application for Letter
                                    of Credit

   H                                Consent, Release and
                                    Waiver Letter

   I                                Disbursement Request
                                    Continental Tire

   J                                Disbursement Request-Main

                                  EXHIBIT "A"

                                      Note
                                      ----

                                PROMISSORY NOTE
                                ---------------


$1,250,000,00                   Houston, Texas                     June 15, 1996



     FOR VALUE RECEIVED, the undersigned, SCIENTIFIC MEASUREMENT SYSTEMS, INC., a Texas corporation ("Maker"), hereby promises to pay to the order of WELLS FARGO HSBC TRADE BANK, N.A., a national banking association ("Payee"), at its offices at 1000 Louisiana, Houston, Harris County, Texas, in lawful money of the United States of America, the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND N0/100 DOLLARS ($1,250,000-00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) the sum of the Prime Rate (hereinafter defined) of Payee in effect from day to day plus two percent (2,0%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect. All past due principal and interest on this Note shall bear interest at the Default Rate (hereinafter defined).

     Principal of and interest on this Note shall be due and payable as follows:

          (a) Accrued and unpaid interest on this Note shall be due and payable monthly, on the first (lst) day of each month commencing on July 1, 1996, and upon the maturity of this Note, however such maturity may be brought about; and

          (b) All outstanding principal of this Note and all accrued interest thereon shall be due and payable on June 15, 1997.

     Principal of this Note shall be subject to mandatory prepayment at the times described in Sections 2.03 and 2.06 of the Agreement (hereinafter defined).

     Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

     As used in this Note, the following terms shall have the respective meanings indicated below:

     "Agreement" means that certain Exim Guaranteed Loan Agreement dated as of
      ---------
June 15, 1996 between Maker and Payee, as the same may be amended or modified from time to time.

     "Default Rate" shall mean the lesser of (a) the sum of the Prime Rate plus
      ------------
five percent (5%) or (b) the Maximum Rate.

     "Maximum Rate" means the maximum rate of nonusurious interest permitted
      ------------
from day to day by applicable law, including as to Article 5069-1.04, Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "indicated rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of this Note which are deemed to be interest under applicable law.

     "Prime Rate" shall mean that variable rate of interest per annum
      ----------
established by Payee from time to time as its prime rate which shall vary from time to time. Such rate is set by Payee as a general reference rate of interest, taking into account such factors as Payee may deem appropriate, it being understood that many of Payee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Payee may make various commercial or other loans at rates of interest having no relationship to such rate.

     This Note (a) is the Note provided for in the Agreement and (b) is secured as provided in the Agreement. Payment of this Note is guaranteed by, among other things, the Export-Import Bank of the United States pursuant to the EXIM Guaranty (as defined in the Agreement).

     Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this
 .paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

     Upon the occurrence of any Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker, (d) exercise its rights under the EXIM Guaranty and (e) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise, Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

     If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, THIS
NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

     Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.



                              SCIENTIFIC MEASUREMENT SYSTEMS,  INC.



                              By:_______________________________________
                                    Larry Secrest
                                    Chairman